EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-159654) and Form S-8 (Nos. 333-174585, 333-156092, 333-136616, 333-110573, 333-43336, 333-72441, 333-69855, 33-64278, 33-93106) of Express Scripts, Inc. of our report dated February 22, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri

February 22, 2012